Exhibit 99.1

Mace Appoints Veteran Security Industry Executive, Dennis Raefield, as Its New President and Chief Executive Officer

HORSHAM, Pa.--(BUSINESS WIRE)--Mace Security International, Inc. ("Mace" or the “Company”) (Nasdaq Global:MACE) today announced the appointment of Dennis Raefield, a veteran security industry executive, as Chief Executive Officer and President of the Company, commencing August 18, 2008. Gerald LaFlamme will continue to serve as the Company’s Interim Chief Executive Officer and President, until Mr. Raefield assumes the offices.

A member of the Board of Directors of Mace since October of 2007, Mr. Raefield is currently President of Reach Systems, Inc., a privately owned manufacturer of security access control systems. He previously served as President of Ademco and Honeywell Access Systems, a division of Honeywell, Inc. and as President of Pinkerton Systems Integration, Inc., a division of Pinkerton. Mr. Raefield will be resigning his position as President of Reach Systems, Inc. on August 15, 2008; effective with his resignation Mr. Raefield will become a director of Reach Systems, Inc.

“I am honored and excited to join Mace and help lead this fine company in a return to profitability, stable growth, and increased shareholder value,” said Mr. Raefield. “Our goal is to have the Mace® name become synonymous with personal and business security, as well as becoming a strong player in digital media marketing.

“My first goal will be to raise the top line revenue with quality and profitable products, which has always been the basis for the Mace reputation. I look forward to working with a strong team to achieve these objectives,” he continued.

In announcing the selection, Company Chairman Jack Mallon said: “Dennis has served on Mace’s Board since October 2007, and he understands the fundamentals and vision of the Company. With his proven experience in leading and growing companies coupled with his knowledge of the Company, the Board of Directors believed he is well qualified to become Mace’s Chief Executive Officer. We look forward to his restoring the Company to profitability and enhancing shareholder value.”

About Mace

Mace Security International, Inc. is a manufacturer of personal defense and electronic surveillance products marketed under the famous brand name, Mace®. The Company also operates a Digital Media Marketing and e-commerce business. In addition, Mace owns and operates car washes, and has previously announced that it is exiting this segment of its business. The Company’s remaining car washes for sale are located in Texas. Mace’s web site is www.mace.com.

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimate”, “projected”, “intend to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, dilution to shareholders, limited capital resources, the effects of weather on the demand for car care services, the effects of rapid growth on Mace and the ability of management to effectively respond to that growth, our ability to achieve operating synergies, our ability to compete against established competitors, regulatory matters, the effects of competition, and our ability to obtain additional financing. Such factors could materially adversely affect Mace’s financial performance and could cause Mace’s actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations are contained under the heading “Risk Factors” in Mace’s SEC filings, including its registration statements and its periodic reports on Form 10-K and Form 10-Q. This press release should be read in conjunction with the financial statements and notes contained in Mace’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

CONTACT:
Mace Security International, Inc., Horsham
Eduardo Nieves, Jr., Vice President
954-449-1313
ed@mace.com